                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005,WHICH ARE UNCONDITIONALLY
      GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.,

                                      OF

                            VENCOR OPERATING, INC.

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Old Notes") are not immediately available,
(ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Chicago Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus dated August 4, 1998.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

        By Mail:                          By Hand:                 By Overnight Delivery:
Tenders & Exchanges P.O.             Tenders & Exchanges           Tenders & Exchanges 14
   Box 2569 Suite 4660-       c/o The Depository Trust Company     Wall Street, 8th Floor
   Vencor Jersey City,            55 Water Street, DTC TAD          Suite 4680 New York,
  New Jersey 07303-2569        Vietnam Veterans Memorial Plaza         New York 10005
                                  New York, New York 10041

          To Confirm by Telephone or for Information: (201) 324-0137

                    Facsimile Transmissions: (201) 222-4720
                                              or
                                          (201) 222-4721

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credited union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: _______________________   _____________________________________
                                          (Authorized Signature)

Address: ____________________________   Title: ______________________________

_____________________________________   Name: _______________________________
(Zip Code)                                          (Please type or print)


Area Code and
Telephone Number: ___________________   Date: _______________________________


  NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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